Exhibit 99.1

InfoSpace, Inc.

Revised Preliminary Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Year ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Revenues	$70,457	$36,748	$207,646	$156,727

Operating expenses:
Content and distribution	47,791	17,850	126,493	75,969
Systems and network operations	2,483	3,083	9,703	11,537
Product development	1,401	2,036	5,617	9,931
Sales and marketing	6,603	7,549	25,379	24,261
General and administrative	4,134	5,457	23,586	24,079
Depreciation and amortization	1,812	1,957	7,252	7,335
Restructuring and other, net	—	—	—	(1,880)

Total operating expenses	64,224	37,932	198,030	151,232

Operating income (loss)	6,233	(1,184)	9,616	5,495

Gain (loss) on investments, net	302	(6,405)	(4,714)	(28,520)
Other income, net	1,137	794	2,682	7,149

Income (loss) from continuing operations before income taxes	7,672	(6,795)	7,584	(15,876)

Income tax benefit (expense)	70	(445)	(181)	(598)

Income (loss) from continuing operations	7,742	(7,240)	7,403	(16,474)

Discontinued operations:
Loss from discontinued operations, net of taxes	—	(132)	—	(1,455)
Loss on sale of discontinued operations, net of taxes	—	(562)	—	(770)

Net income (loss)	$7,742	$(7,934)	$7,403	$(18,699)

Earnings (loss) per share - Basic
Income (loss) from continuing operations	$0.22	$(0.21)	$0.21	$(0.48)
Loss from discontinued operations	—	(0.00)	—	(0.04)
Loss on sale of discontinued operations	—	(0.02)	—	(0.02)

Net income (loss) per share - Basic	$0.22	$(0.23)	$0.21	$(0.54)

Weighted average shares outstanding used in computing basic income (loss) per share	35,094	34,548	34,983	34,415

Earnings (loss) per share - Diluted

Income (loss) from continuing operations	$0.21	$(0.21)	$0.21	$(0.48)
Loss from discontinued operations	—	(0.00)	—	(0.04)
Loss on sale of discontinued operations	—	(0.02)	—	(0.02)

Net income (loss) per share - Diluted	$0.21	$(0.23)	$0.21	$(0.54)

Weighted average shares outstanding used in computing diluted income (loss) per share	36,112	34,548	35,431	34,415

InfoSpace, Inc.

Revised Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	December 31, 2009	December 31, 2008
ASSETS

Current assets:
Cash and cash equivalents	$83,750	$49,936
Short-term investments, available-for-sale	142,647	141,592
Accounts receivable, net	28,466	15,423
Notes and other receivables	2,953	1,349
Prepaid expenses and other current assets	2,526	1,767

Total current assets	260,342	210,067
Property and equipment, net	12,315	18,078
Long-term investments, available-for-sale	—	13,916
Goodwill	44,815	43,940
Other intangible assets, net	457	183
Other long-term assets	4,287	4,949

Total assets	$322,216	$291,133

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,736	$6,518
Accrued expenses and other current liabilities	34,131	19,707
Liabilities of discontinued operations	—	1,109

Total current liabilities	40,867	27,334
Other long-term liabilities	1,514	1,475

Total liabilities	42,381	28,809

Stockholders’ equity:
Common stock	4	3
Additional paid-in capital	1,303,667	1,292,360
Accumulated deficit	(1,025,176)	(1,032,579)
Accumulated other comprehensive income	1,340	2,540

Total stockholders’ equity	279,835	262,324

Total liabilities and stockholders’ equity	$322,216	$291,133

Summary of cash, short-term and long-term investments:
Cash and cash equivalents	$83,750	$49,936
Short-term investments, available-for-sale	142,647	141,592
Long-term investments, available-for-sale	—	13,916

Cash, short-term and long-term investments	$226,397	$205,444

InfoSpace, Inc.

Revised Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Year ended
	December 31, 2009	December 31, 2008
Operating activities:
Net income (loss)	$7,403	$(18,699)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Loss from discontinued operations	—	1,455
Loss on sale of discontinued operations	—	770
Loss on investments, net	4,714	28,520
Stock-based compensation	10,568	14,304
Depreciation and amortization	7,252	7,335
Loss on disposals of property and equipment	642	629
Deferred income taxes	2,814	(2,667)
Excess tax benefits from stock-based award activity	(607)	—
Gain on sale of non-core assets, net	—	(1,897)
Other	377	(72)
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(13,043)	1,643
Notes and other receivables	(2,104)	5,228
Prepaid expenses and other current assets	(759)	135
Other long-term assets	712	1,784
Accounts payable	641	614
Accrued expenses and other current and long-term liabilities	10,336	(59,264)

Net cash provided (used) by operating activities	28,946	(20,182)

Investing activities:
Business acquisition, net of cash acquired	(395)	—
Purchases of property and equipment	(2,435)	(12,277)
Other long-term assets	(50)	(199)
Proceeds from the sale of assets	623	2,550
Proceeds from sales and maturities of investments	196,856	43,980
Purchases of investments	(190,178)	(145,338)

Net cash provided (used) by investing activities	4,421	(111,284)

Financing activities:
Special dividend paid	—	(299,296)
Proceeds from stock option exercises and issuance of stock through employee stock purchase plan	404	603
Repayment of capital lease obligations	(564)	(233)
Excess tax benefits from stock-based award activity	607	—

Net cash used by financing activities	447	(298,926)

Discontinued operations:
Net cash used by operating activities attributable to discontinued operations	—	(17,998)

Net increase (decrease) in cash and cash equivalents	33,814	(448,390)

Cash and cash equivalents:
Beginning of period	49,936	498,326

End of period	$83,750	$49,936